Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-1 No. 333-266683) of ProKidney Corp., and
(2)
Registration Statement (Form S-8 No. 333-267414) pertaining to the ProKidney Corp. 2022 Incentive Equity Plan and the ProKidney Corp. Employee Stock Purchase Plan;

of our report dated March 28, 2023, with respect to the consolidated financial statements of ProKidney Corp. included in this Annual Report (Form 10-K) of ProKidney Corp. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 28, 2023